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                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Protein Technologies International, Inc. of our report dated June 19, 2001 relating to the financial statements of the Protein Technologies International Savings Investment Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 22, 2001